UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2006

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(Formerly Online Processing, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-69270	22-3774845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 TH Floor, Building 64, Jinlong Industry District Majialong
Nanshan District, Shenzhen, PRC
Post Code: 518052
(Address of principal executive offices (zip code))

86-755-2655-3580
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In our Current Report filed on Form 8-K on March 21, 2006, we reported that pursuant to the Amended and Restated Share Exchange Agreement dated March 17, 2006 entered into between Online Processing, Inc., and among others, Diguang International Holdings Limited (“Diguang”), we assumed the 2006 Stock Incentive Plan (the “Plan”) previously adopted by Diguang.

Under the Plan, 1,500,000 shares of common stock are reserved for issuance. The Plan permits the issuance of stock options, stock units, shares and cash awards. The Plan provides that the maximum number of shares that may be issued to any one participant during a calendar year is 1,500,000. The plan expires on the tenth anniversary of its adoption by Diguang, or February 25, 2016. The options granted under the Plan can have up to a ten year term. The Plan also provides that the share numbers, exercise prices, and the maximum number of shares that can be granted to each participant per year shall be adjusted for any stock splits, stock dividends and certain similar transactions. The Plan will be administered by the board of directors or the compensation committee. In addition, the Plan permits the administrator to make various alternative provisions with respect to outstanding awards in the event we engage in certain change of control transactions.

Pursuant to Diguang's board resolutions dated February 25, 2006, Diguang issued options for 540,000 shares of common stock. 960,000 shares remain available for future issuance under the Plan. The exercise period for the 540,000 options that have been issued will expire ten years from the grant date, which will be February 25, 2016 or the date the optionee commences his or her service relationship with us, whichever is the later date.

Pursuant to our board resolutions dated May 15, 2006, we made minor clerical amendments to the Plan and the associated Form of Stock Option Agreement solely to reflect the effect of the completed Share Exchange. We changed the name of the issuer in the Plan and the Stock Option Agreement from “Diguang International Holdings, Ltd.” to “Diguang International Development Co., Ltd.” and the jurisdiction of incorporation was changed from the British Virgin Islands to the State of Nevada. The aggregate number of shares was also changed from 1,052,330 to 1,500,000 under Article I, Section 3 of the Plan to reflect the conversion ratio applicable to the Share Exchange.

The Plan and the Form of Stock Option Agreement are filed as exhibits hereto.

(d) Exhibits

Exhibit No.	Description
99.1	2006 Stock Incentive Plan
99.2	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

By:	/s/ Jackie You Kazmerzak
Jackie You Kazmerzak
Chief Financial Officer